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                                                                     EXHIBIT 6.5


                             UNDERWRITING AGREEMENT

                                    between

                               COMMON SENSE TRUST

                                      and

                             PFS DISTRIBUTORS, INC.



           THIS AGREEMENT made this _______ day of ________________, 1996 by and between COMMON SENSE TRUST, a Massachusetts business trust, hereinafter referred to as the "Trust" and PFS DISTRIBUTORS, INC. hereinafter referred to as the "Distributor", an indirect subsidiary of Travelers Group Inc.;

           WHEREAS, the Trust's Board of Trustees (the "Board") has established separate series of shares of beneficial interest of the Trust, including the following series: Common Sense Emerging Growth Fund ("Emerging Growth Fund") , Common Sense Growth Fund ("Growth Fund") , Common Sense Growth and Income Fund ("Growth and Income Fund") , Common Sense Government Fund ("Government Fund"), Common Sense International Equity Fund ("International Equity Fund"), Common Sense Money Market Fund ("Money Market Fund") and Common Sense Municipal Bond Fund ("Municipal Bond Fund");

           WHEREAS, the Trust may hereafter establish additional series of shares of beneficial interest or determine that other existing series of the Trust shall be subject hereto (any such additional series, together with the Emerging Growth Fund, the Growth Fund, the Growth and Income Fund, the Government Fund, the International Equity Fund, the Money Market Fund and the Municipal Bond Fund are collectively referred to herein as the "Funds," and singly may be referred to as a "Fund");
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           WHEREAS, the Trust proposes to issue shares of the Funds in three classes: Class 1, Class A and Class B, as described in the Trust's current prospectus at the time of sale;

                              W I T N E S S E T H:

           In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

           FIRST: The Trust hereby appoints the Distributor as its exclusive agent for the distribution of shares of the Fund. Except as herein otherwise provided, all distributions will be made through PFS Investments Inc. (the "Dealer").

           SECOND: The Trust shall not sell any of the shares of the Fund except through the Distributor and under the terms and conditions set forth in paragraph FOURTH below. Notwithstanding the provisions of the foregoing sentence, however,

           (A) the Trust may issue shares of the Fund to any other investment company or personal holding company, or to the shareholders thereof, in exchange for all or a majority of the shares or assets of any such company; and

           (B) the Trust may issue shares of the Fund at net asset value to any shareholder of the Fund purchasing such shares with dividends or other cash distributions received from the Fund pursuant to an offer made to all shareholders.

           THIRD: The Distributor hereby accepts appointment as exclusive agent for the sale of all classes of the shares of the Fund and agrees that it will use its best efforts with reasonable promptness to sell such shares; provided, however, that:

           (A) the Distributor may, and when requested by the Trust shall, suspend its efforts to effectuate such sales for any or all classes of shares of the Fund at any time when in the opinion of the





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Distributor or of the Trust no sales should be made because of market or other economic considerations or abnormal circumstances of any kind; and

           (B) the Trust may withdraw the offering of shares of the Fund (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction. It is mutually understood and agreed that the Distributor does not undertake to sell any specific amount of shares of the Fund. The Trust shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of shares.

           FOURTH: The public offering price of shares (the "offering price") of the Fund (other than the Money Market Fund) shall be the net asset value per share plus, in the case of Class A shares, any applicable sales charge. The offering price of Class A Shares of the Money Market Fund shall be the net asset value per share without an initial sales charge. Net asset value per share shall be determined in the manner provided in the then current prospectus of the Fund. The sales charge for shares of the Fund shall be established by the Distributor. The Distributor may designate a scale of reducing sales charges on the basis of the value of shares purchased or owned in accordance with Rule 22d-1 under the Investment Company Act of 1940 (the "Investment Company Act"). Included in the scale of reducing sales charges may be a level at which no sales charges are added to the net asset value in computing the public offering price. The Distributor may also designate eliminations of sales charges to particular classes of investors or transactions in accordance with Rule 22d-1 provided such eliminations are approved by the Trust and described in the prospectus. The Trust shall allow directly to the Dealer such portion of the sales charge as may be payable to them and specified by the Distributor up to but not exceeding the amount of the total sales charge. The difference between any portion of the sales charge so payable to the Dealer and the total sales charges included in the offering price shall be paid to the Distributor.





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           The offering price of Class B shares of the Fund shall be the net asset value per share without an initial sales charge. However, the Trust agrees that the Distributor shall impose certain contingent deferred sales charges in connection with the redemption of Class B shares of the Fund, not to exceed a specified percentage of the original purchase price of the shares as from time to time set forth in the prospectus of the Fund. The Distributor may retain (or receive from the Fund, as the case may be) all of such contingent deferred sales charges. Net asset value per share shall be determined in the manner provided in the then current prospectus of the Fund. The Distributor may designate eliminations of contingent deferred sales charges to particular classes of investors or transactions in accordance with Rule 22d-1 provided such eliminations are approved by the Trust and described in the Fund's prospectus. The Distributor proposes to pay to Dealer through whom Class B shares of the Fund are sold a dealer commission of a specified percentage of the purchase price of Class B shares purchased through them and as from time to time set forth in the prospectus of the Fund.

           The offering price of Class 1 shares of the Fund (other than the Money Market Fund) shall be the net asset value per share plus any applicable sales charge. Class 1 shares of the Money Market Fund shall be offered at net asset value without sales charge. Net asset value per share shall be determined in the manner provided in the then current prospectus of the Fund. The sales charge for shares of the Fund shall be established by the Distributor. The Distributor may designate a scale of reducing sales charges on the basis of the value of shares purchased or owned in accordance with Rule 22d-1 under the Investment Company Act of 1940. Included in the scale of reducing sales charges may be a level at which no sales charges are added to the net asset value in computing the public offering price. The Distributor may also designate eliminations of sales charges to particular classes of investors or transactions in accordance with Rule 22d-1 provided such eliminations are approved by the Trust and described in the prospectus. The Trust shall allow directly to the Dealer such portion of the sales charge as may be payable to them and specified by the Distributor up to but not exceeding





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the amount of the total sales charge.  The difference between any portion of the sales charge so payable to the Dealer and the total sales charges included in the offering price shall be paid to the Distributor.

           The Distributor shall act as agent of the Trust in connection with the sale and repurchase of shares of the Fund. Except with respect to such sales and repurchases, the Distributor shall act as principal in all matters relating to the promotion of the sale of shares of the Fund and shall enter into all of its own engagements, agreements and contracts as principal on its own account. The Distributor shall enter into a Selling Agreement with the Dealer to offer and sell shares of the Fund to the public upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. The Selling Agreement shall provide that the Dealer shall act as a principal and not as an agent of the Trust for the Fund.

           FIFTH:  The Distributor shall bear

           (A) the expenses of printing from the final proof and distributing registration statements and prospectuses to prospective but not current shareholders of the Fund relating to public offerings made by the Distributor pursuant to this Agreement and annual and semi-annual shareowner reports used as sales literature (not, however, including typesetting costs), as well as all printing and distribution costs of any other sales literature used by the Distributor or furnished by the Distributor to the Dealer in connection with such public offerings;

           (B) expenses of advertising in connection with such public offerings; and

           (C)  all legal expenses in connection with the foregoing.

           SIXTH: The Distributor will accept orders for shares of the Fund only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders.





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           SEVENTH:

           (A) The Trust and the Distributor shall each comply with all applicable provisions of the Investment Company Act, the Securities Act of 1933 (the "1933 Act"), and of all other federal and state laws, rules and regulations governing the issuance and sale of shares of the Trust.

           (B) The Trust agrees to indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Fund's registration statement or prospectus, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with information furnished to the Trust in connection therewith by or on behalf of the Distributor.

           (C) The Distributor agrees to indemnify the Trust against any and all claims, demands, liabilities and expenses which the Trust may incur arising out of or based upon any act or deed of the Distributor which has not been authorized by the Trust in the Fund's prospectus or in this Agreement. The Distributor agrees to indemnify the Trust against any and all claims, demands, liabilities and expenses which the Trust may incur under the 1933 Act , or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Fund's registration statement or prospectus, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of the Distributor.

           EIGHTH: Nothing herein contained shall require the Trust to take any action contrary to any provision of its Declaration of Trust or to any applicable statute or regulation.

           NINTH: This Agreement shall become effective on the date hereof, shall have an initial term of one year from the date hereof, and shall continue in force and effect from year to year thereafter,





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provided, that such continuance is specifically approved at least annually
(a)(i) by the Board of Trustees of the Trust, or (ii) by vote of a majority of the Trust's outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act), and (b) by vote of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons (as defined in Section 2(a)(19) of the Investment Company Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

           TENTH:

           (A) This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty (60) days' written notice to the other party.

           (B) This agreement shall automatically terminate in the event of its assignment (as defined in Section 2(a)(4) of the Investment Company Act).

           ELEVENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed by certified mail, return receipt requested, postage paid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Trust shall be 2800 Post Oak Boulevard, Houston, Texas 77056 and the address of the Distributor shall be 3100 Breckenridge Blvd., Duluth, Georgia 30199-0001.

           TWELFTH: The Declaration of Trust establishing Common Sense Trust, dated January 29, 1987, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Common Sense Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of said Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction





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of any obligation or claim or otherwise in connection with the affairs of said
Trust, but the Trust Estate only shall be liable. All obligations of the Trust under this Agreement shall apply only on a Fund by Fund basis and the assets of one Fund shall not be liable for the obligations of any other Fund.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.



                                           PFS DISTRIBUTORS, INC.



                                           By:________________________________




                                           COMMON SENSE TRUST



                                           By:________________________________
                                               Nori L. Gabert
                                               Vice President and Secretary





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